CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.39

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”), dated as of October 28, 2022, is by and between ATARA BIOTHERAPEUTICS, INC., a Delaware corporation, having an office at 611 Gateway Boulevard, Suite 900, South San Francisco, CA 94080 (“Sublandlord”) and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”), having an office at 1180 Veterans Blvd, South San Francisco, CA 94080.

RECITALS

WHEREAS, Sublandlord, as tenant, and 611 Gateway Center LP, LLC, a Delaware limited partnership (as successor-in-interest to BXP 611 Gateway Center LP) (“Prime Landlord”), as landlord, are parties to that certain Office Lease dated as of November 25, 2015 (the “Original Primary Lease”), as amended by that certain First Amendment to Lease Agreement dated October 21, 2020 (the “First Amendment to Original Primary Lease”), as further amended by that certain Second Amendment to Lease Agreement dated December 9, 2021 (the “Second Amendment to Original Primary Lease” and, collectively with the Original Primary Lease and the First Amendment to Original Primary Lease, the “Primary Lease”).

WHEREAS, pursuant to the Primary Lease, Sublandlord leases from Prime Landlord those certain premises comprised of approximately 13,670 rentable square feet (the “Rentable Area”) of space located on the ninth (9th) floor and commonly known as Suite 900 (“Demised Premises”), as more particularly described in the Primary Lease and located in the building having a street address of 611 Gateway Boulevard, South San Francisco, CA 94080 (“Building”).

WHEREAS, Sublandlord desires to sublease all of the Demised Premises leased under the Primary Lease to Subtenant, and Subtenant desires to sublease all of the Demised Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Demise and Existing FF&E. Subject to the terms below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the entire Demised Premises (also referred to herein as the “Subleased Premises”) as more particularly shown on Exhibit A attached to and made a part of this Sublease, together with the right to use the common areas of the Building as described in the Primary Lease. Sublandlord and Subtenant agree that the Rentable Area is conclusive for all purposes of this Sublease and is not subject to remeasurement. On the Sublease Expiration Date (as hereinafter defined), Sublandlord shall convey all existing furniture, fixtures, and equipment located in the Subleased Premises, including but not limited to all private office, conference rooms, and cubicle furniture all of which are reflected on Schedule I attached hereto and made part hereof (the “Existing FF&E”) to Subtenant. Sublandlord shall deliver all Existing FF&E to Subtenant in as-is condition via a quit claim bill of sale. Subtenant shall: (i) pay Sublandlord Ten Dollars ($10.00) for the Existing FF&E on the Sublease Expiration Date; and (ii) remove the Existing FF&E from the Subleased Premises in accordance with Section 23 of this Sublease by the Sublease Expiration Date.
2.	Term.
(a)The term of this Sublease (the “Sublease Term”) shall commence on the date immediately following the parties’ receipt of the Prime Landlord’s Consent (as defined below), but no sooner than November 1, 2022 (the “Sublease Commencement Date”) and shall expire on May 24, 2025 (i.e., the date that is one (1) week prior to the scheduled expiration date of the term of the Primary Lease ) (the “Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

(b)If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall automatically terminate on the date of such termination and, unless resulting from a default by Sublandlord under this Sublease and/or the Primary Lease, Sublandlord shall not be liable to Subtenant for such termination.
3.Permitted Use. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose. Subtenant shall (i) not conduct, nor permit to be conducted, on the Subleased Premises, any business which is in violation of any law or governmental regulation, and (ii) to the extent the responsibility of Sublandlord under the Primary Lease and provided Sublandlord delivers the Subleased Premises in the condition required hereunder, maintain the Subleased Premises in accordance with the terms of the Primary Lease.
4.	Payment of Base Rent and Additional Rent.
(a)Throughout the Sublease Term, Subtenant shall pay to Sublandlord fixed base rent (“Base Rent”) at the rate of: (i) $59,464.50 per month on a full-service basis from the Sublease Commencement Date to the Sublease Expiration Date, payable in equal monthly installments, in advance, on the first day of each calendar month during the Sublease Term, pro rated on a per diem basis for any partial calendar month(s). The Base Rent shall be subject to an annual three (3%) percent escalation effective on each anniversary of Sublease Commencement Date, as more particularly set forth on the Base Rent table attached hereto as Schedule II. Subtenant shall pay to Sublandlord the first monthly installment of Base Rent concurrently with the execution and delivery of this Sublease by Subtenant to Sublandlord. Notwithstanding anything to the contrary herein, the Base Rent shall be abated in full for the first three full calendar months of the Sublease Term.
(b)In addition to Base Rent, commencing on the Sublease Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord at the place where Base Rent is payable all Direct Expenses and all other Additional Rent payable by Sublandlord under the Primary Lease. For all such Additional Rent, Sublandlord will be responsible for any underpaid amounts, as well as entitled to reimbursement of overpaid amounts, relating to the period prior to the Sublease Commencement Date. Subtenant will be responsible for any underpaid amounts, as well as entitled to reimbursement of overpaid amounts, first arising or accruing during the period from and after the Sublease Commencement Date. Notwithstanding the foregoing or anything herein to the contrary, rent under this Sublease shall not include, and Subtenant shall have no responsibility or liability for the payment of any cost, expense, and/or charge arising from Sublandlord’s failure to perform its obligations under this Sublease or the Primary Lease.
(c)All Base Rent and Additional Rent shall be due and payable without demand therefor and without any deduction, offset, abatement, counterclaim or defense, except as otherwise expressly set forth herein. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Sublease Term, if any, shall be prorated on a per diem basis. Subtenant shall make payment for such rent by ACH payment or electronic funds transfer, provided that Sublandlord has provided its account information. Any rent paid directly by Subtenant to Prime Landlord at Prime Landlord’s or Sublandlord’s request shall be credited to Subtenant’s corresponding rent obligation under this Sublease.
5.Security Deposit. Simultaneously with the execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (“Security Deposit”) in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) in cash as security for the full and faithful performance by Subtenant of Subtenant’s obligations hereunder. Sublandlord shall return the Security Deposit, reduced by the amounts, if any, that have been applied to remedy defaults of this Sublease by Subtenant, to Subtenant within ten (10) business days after the expiration or earlier termination of this Sublease.
6.	Incorporation of Primary Lease by Reference.
(a)The terms, covenants and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Except as set forth herein, every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublandlord and every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding upon and inure to the benefit of Subtenant. Whenever the term “Lessor” or “Landlord” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefor; whenever the term “Lessee” or

“Tenant” appears in the Primary Lease, the word “Subtenant” shall be substituted therefor; whenever the word “Premises” appears in the Primary Lease, the word “Subleased Premises” shall be substituted therefor. With respect to work, services, and utilities that are obligations of Prime Landlord under the Primary Lease, the sole responsibility of Sublandlord shall be to use commercially reasonable efforts to obtain Prime Landlord’s performance
(b)Notwithstanding the foregoing, (i) the following numbered paragraphs of the Primary Lease shall not apply to this Sublease: The Summary of Basic Lease Information, excepting Sections 2, 7 and 12; Section 1.3 (Right of First Offer), Section 2.2 (Occurrence of Delivery Date); Article 3 (Base Rent), Article 14 (Assignment and Subletting) other than Section 14.8, Section 18.2 ((Notice to Lienholder or Ground Lessor), Article 20 (Covenant of Quiet Enjoyment), Article 21 (Letter of Credit), Article 23 (Signs), Article 28 (Notices), Section 29.24 (Brokers), Section 29.29 (Development of the Project), Exhibits B and H of the Original Primary Lease, the first sentence of Section 1 and Sections 2, 3, 4, 5, and 6 of the First Amendment to Original Primary Lease, and the first sentence of Section 1 and Sections 2.a, 5, 6 and 7 of the Second Amendment to Original Primary Lease, and (ii) the time limits contained in the Primary Lease for Sublandlord, as tenant, to give notices, make demands or perform any act, covenant or condition or to exercise any right, remedy or option, are modified herein by shortening the same in each instance by two (2) days, and (iii) references in the following sections of the Primary Lease to “Landlord” shall refer only to Prime Landlord (as opposed to Prime Landlord and Sublandlord): Article 6, Sections 10.1 and 10.12, and the first sentence of Section 3 of the Second Amendment to Original Primary Lease. If any of the express provisions of this Sublease shall conflict with any of the provisions of the Primary Lease, the provisions of this Sublease shall govern as between Sublandlord and Subtenant.
7.Subordination to Primary Lease. This Sublease and all of Subtenant’s rights hereunder are subject and subordinate to the Primary Lease. So long as Subtenant is not in default hereunder (beyond applicable notice and cure periods), Sublandlord shall not terminate the Primary Lease without the prior consent of Subtenant (which may be granted or withheld in Subtenant’s sole discretion) unless Prime Landlord agrees to recognize Subtenant as a direct tenant on the terms of this Sublease in conjunction with such termination.
8.Reimbursement. If Sublandlord is required by Prime Landlord pursuant to the terms of the Prime Lease to reimburse Prime Landlord for expenditures made by Prime Landlord resulting from Subtenant’s breach of the terms of this Sublease, Subtenant shall pay to Sublandlord all amounts demanded by Prime Landlord no later than the earlier of (i) thirty (30) days after written demand by Sublandlord, which demand shall include reasonable supporting documentation therefor, and (ii) two (2) days prior to the date when such payment is required to be made by Sublandlord to Prime Landlord.
9.AS-IS Condition. Subtenant acknowledges that, except as set forth in this Sublease, neither Sublandlord nor any of Sublandlord’s agents, employees or representatives have made any representation or warranty, either express or implied, with respect to the Premises, the condition of the Premises or the use of the Premises by Subtenant, and Subtenant accepts the Subleased Premises in its current, “as-is” “where is” and “with all faults” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment or decorations, provided, however, that Sublandlord shall deliver the Subleased Premises in broom clean condition with all systems in good working order and condition. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear, damage from casualty and condemnation, and, except to the extent removal is required by Prime Landlord, permitted alterations and improvements excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.
10.Performance By Sublandlord. Notwithstanding any other provision of this Sublease but provided Sublandlord delivers the Subleased Premises and the Existing FF&E in the condition required hereunder, Sublandlord shall have no obligation (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations or other work, or electricity, heating, ventilation, air- conditioning, water, elevator, cleaning or other utilities or services, or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord pursuant to the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, upon the written request of Subtenant, Sublandlord shall make written demand upon and otherwise use commercially reasonable efforts to cause Prime Landlord to perform its obligations under the Primary Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required pursuant to the Primary Lease provided, however, Sublandlord shall not be required to bring any action against the Prime Landlord to enforce its obligations; further provided, however, that if Primary Landlord defaults under the Primary Lease or fails to perform any of its obligations under the Primary Lease after receipt of written notice from Sublandlord of such failure, Sublandlord shall either institute legal proceedings against Primary Landlord directly or assign Sublandlord's rights under the Primary Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Primary Landlord to obtain performance of Primary Landlord’s obligations under the Primary Lease; provided Subtenant agrees to indemnify and hold harmless Sublandlord for all claims, liabilities and damages that Sublandlord may sustain as a result of, arising out of, or in connection therewith and pays Sublandlord all costs and expenses reasonably incurred by Sublandlord in connection therewith. In the event Sublandlord brings an action against Prime Landlord to enforce Prime Landlord’s obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Sublandlord in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days of demand (which shall include reasonable supporting documentation) therefor. This Section 10 shall survive the expiration or earlier termination of the Sublease Term.
11.No Privity of Estate; No Privity of Contract. Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.
12.No Breach of Primary Lease. Subtenant shall not do or permit (by its agents, employees and contractors) to be done any act or thing, or omit to do anything required of it by the terms of this Sublease, which may constitute a breach or violation of any term, covenant or condition of the Primary Lease, notwithstanding such act, thing or omission is permitted under the terms of this Sublease.
13.Subtenant Defaults. If Subtenant fails to cure a default under this Sublease within any applicable notice, grace or cure period contained in the Primary Lease (as such applicable notice, grace or cure period is modified by Section 6 herein), Sublandlord shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, on the terms of Article 19 of the Primary Lease, as incorporated herein. Any reasonable out-of-pocket cost and expense (including without limitation reasonable attorneys’ fees and expenses) actually incurred by Sublandlord shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days after notice from Sublandlord. If Sublandlord actually receives under the Primary Lease an abatement of rent or any portion thereof resulting from any casualty, condemnation, interruption of services, of default by Prime Landlord, then Subtenant shall be entitled to receive from Sublandlord the same such abatement.
14.Consents. Whenever the consent or approval of Sublandlord is required under this Sublease, to the extent Prime Landlord’s consent or approval is also required pursuant to the terms of the Primary Lease, Sublandlord shall promptly make such consent or approval request of Prime Landlord and use commercially reasonable efforts to obtain such consent or approval, and Subtenant shall use commercially reasonable efforts to promptly provide any information or documentation that Prime Landlord may request in connection therewith. Subtenant shall reimburse Sublandlord, not later than thirty (30) days after written demand by Sublandlord, for any actual and reasonable fees and disbursements of attorneys, architects, engineers or others charged by Prime Landlord in connection with any such consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Prime Landlord’s failure to give its consent or approval so long as Sublandlord uses commercially reasonable efforts to obtain the same. In no event shall Subtenant or Sublandlord be liable to the other for any consequential, special or punitive damages arising out of or in connection with this Sublease, except to the extent Sublandlord is obligated to Prime Landlord for the same as a result of Subtenant’s default under this Sublease.
15.	Prime Landlord Consent to Sublease.
(a)This Sublease is expressly conditioned upon obtaining the written consent of Prime Landlord (“Prime Landlord Consent”) in form and substance reasonably approved by Sublandlord and Subtenant. The parties acknowledge that Subtenant shall request Prime Landlord to consent in the Prime Landlord Consent to permit Subtenant all of the parking and signage rights of Sublandlord, as tenant under Section 29.18 and Article 23 of the Primary Lease, respectively, and that Subtenant may (at its option) condition its approval of the Prime Landlord Consent on receipt thereof. For purposes of this Sublease, the Prime Landlord Consent shall be deemed to have been given as of the date when the Prime Landlord Consent has been fully executed and delivered by Prime Landlord, Sublandlord and Subtenant.
(b)Notwithstanding Section 14 above to the contrary, any fees and expenses incurred by the Prime Landlord or any mortgagee, ground lessor or other third party in connection with requesting and obtaining the Prime Landlord Consent shall be paid by Sublandlord. Subtenant agrees to reasonably cooperate with Sublandlord and use commercially reasonable efforts to supply all information and documentation requested by Prime Landlord within thirty (30) days of request therefor. Subtenant shall have no right to any claim against Sublandlord in the event the Prime Landlord Consent is not obtained, provided Sublandlord uses commercially reasonable efforts to obtain such consent.
(c)If the Prime Landlord Consent is not obtained within thirty (30) days from the date of this Sublease, either party may terminate this Sublease upon written notice to the other, whereupon Sublandlord shall promptly refund (but in any event within 10 business days) to Subtenant the first month’s Base Rent and the Security Deposit paid to Sublandlord, and neither party shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.
(d)	This Section 15 shall survive the expiration or earlier termination of this Sublease.
16.Assignment or Subletting. Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may be withheld in its sole and absolute discretion, except in connection with a transfer effected pursuant to the terms of Section 14.8 of the Original Primary Lease, and (b) Prime Landlord.
17.Indemnity. Subtenant shall indemnify and hold harmless Sublandlord from any claims, liabilities and damages that Sublandlord may sustain as a result of, arising out of, or in connection with: (i) the use or occupancy of the Subleased Premises by Subtenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, (ii) any gross negligence or willful misconduct of Subtenant or any of Subtenant’s agents, contractors, employees, invitees, licensees, subcontractors or subtenants, and (iii) any failure by Subtenant to fully and promptly perform any of Subtenant’s obligations under this Sublease. Sublandlord shall indemnify and hold harmless Subtenant from any claims, liabilities and damages that Subtenant may sustain as a result of, arising out of, or in connection with: (i) the use or occupancy of the Subleased Premises by Sublandlord, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants prior to the Sublease Commencement Date, (ii) any gross negligence or willful misconduct of Sublandlord or any of Sublandlord's agents, contractors, employees, invitees, licensees, subcontractors or subtenants, and (iii) any failure by Sublandlord to fully and promptly perform any of Sublandlord's obligations under this Sublease. This Section 17 shall survive the expiration or earlier termination of the Sublease Term.
18.	Insurance.
(a)Subtenant shall, at its sole cost, and with respect to the Subleased Premises, maintain throughout the Sublease Term any insurance coverage required to be maintained by Sublandlord under the Primary Lease.
(b)The insurance that Subtenant is required to maintain shall name Sublandlord and Prime Landlord as “additional insureds.” Subtenant shall deliver certificates of all insurance required of Subtenant to Sublandlord and Prime Landlord no later than the Sublease Commencement Date. Notwithstanding anything to the contrary contained herein, in no event shall Subtenant be required to provide a copy of any insurance policy unless and to the extent actually required by Prime Landlord.
19.Sublandlord Improvement Allowance. Subject to receipt of the Prime Landlord Consent, Subtenant shall be allowed the use of the full amount of the remaining (as of the date of this Sublease) Tenant Improvement Allowance for Subtenant’s improvements to the Subleased Premises to be performed in accordance with the terms of the Prime Lease, including the Work Letter attached as Exhibit A to the Second Amendment to Original Primary Lease (the “Work Letter”), as incorporated herein, and Sublandlord shall promptly cooperate with Subtenant in connection therewith and shall not withhold its consent to any design or construction of any Tenant Improvements (as defined in the Work Letter) provided Prime Landlord consents to the same (to the extent the consent or approval of Prime Landlord is required under the terms of said Work Letter). Additionally, upon written request from Subtenant, Sublandlord shall make available to the Subtenant the Additional Tenant Improvement Allowance (as defined in the Work Letter) provided Prime Landlord consents to the same pursuant to the Prime Landlord’s Consent, subject to the terms of the Primary Lease; provided that Subtenant shall be responsible for any amounts in respect thereof required to be paid to Prime Landlord pursuant to the terms of the Primary Lease, which amounts shall be payable hereunder as Additional Rent upon 30 days demand therefor.
20.Surrender of the Subleased Premises. During the last week of the Sublease Term and upon not less than 24 hours’ prior notice to Subtenant, Sublandlord may inspect the Premises to determine the work needed to be done to restore the Subleased Premises to the condition required by the Primary Lease.

21.Release. Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord pursuant to the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord and any additional parties, which Sublandlord is required to provide pursuant to the provisions of the Primary Lease.
22.Notices. All notices and other communications required or permitted under this Sublease shall be addressed to the addresses set forth below:

To Subtenant prior to the Sublease Commencement Date at: 1180 Veterans Blvd., South San Francisco, CA 94080, email: [***]

To Subtenant after the Sublease Commencement Date at: 611 Gateway Boulevard, Suite 900, South San Francisco, CA 94080, email: [***]

To Sublandlord at: 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320

Either party may change its address(es) for notice on not less than five (5) business days’ notice to the other party. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid); or (d) email, with a hard copy sent within one (1) day pursuant to (a), (b) or (c) above. Notices shall be deemed delivered upon (i) receipt, if personally delivered, (ii) one (1) business day after being submitted to an overnight courier service or sent by email, and (iii) three (3) business days after mailing, if mailed as set forth above.

23.Holding Over. In the event Subtenant fails to vacate the Subleased Premises and remove the Existing FF&E at the end of the Sublease Term, then in addition to Subtenant’s obligations and Sublandlord’s rights and remedies under Article 16 of the Primary Lease, as incorporated by Section 6 (the “Incorporated Holdover Provision”), Subtenant shall be liable for and indemnify Sublandlord for any and all costs and expenses actually incurred by Sublandlord under the Primary Lease, including, but not limited to, all rent and other amounts owed by Sublandlord to Prime Landlord under the Primary Lease as a result of Subtenant’s holding over, but amounts under this Section 23 shall be reduced by the amount required to be paid, and which is actually paid, by Subtenant to Sublandlord pursuant to the Incorporated Holdover Provision so there is no duplication.
24.Brokers. Sublandlord and Subtenant each represent to the other that it has not dealt with any other broker other than Kidder Mathews representing Subtenant (“Subtenant’s Broker”) and Cushman & Wakefield representing Sublandlord (“Sublandlord’s Broker”, and collectively with Subtenant’s Broker, “Broker”) in connection with this Sublease and the transactions contemplated hereby. Sublandlord shall compensate Subtenant’s Broker and Sublandlord’s Broker each in accordance with a separate agreement. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand or proceeding for commissions, fees, reimbursement for expenses or other compensation by any person or entity who shall claim to have dealt with the indemnifying party in connection with the Sublease other than Broker. This Section 24 shall survive the expiration or earlier termination of this Sublease.
25.Signage. Subtenant shall have all of the signage rights granted to Sublandlord under the Primary Lease (including but not limited to Article 23 of the Original Primary Lease), subject to Prime Landlord’s consent to the extent required under the Primary Lease. Further, Subtenant acknowledges that Sublandlord’s signage rights for the Monument pursuant to Section 23.5 of the Original Primary Lease are personal to Sublandlord and may not be assigned to any sublessee without the express consent of Prime Landlord.

26.Parking. Subject to the terms of the Primary Lease, Subtenant shall have the exclusive right to use at all times during the Sublease Term all of the parking spaces made available under the Primary Lease to Sublandlord. Further, Subtenant acknowledges that Sublandlord’s parking passes pursuant to Section 29.18 of the Primary Lease may not be transferred, assigned, subleased or otherwise alienated by Sublandlord without the express consent of Prime Landlord.

27.Representations and Warranties. Subtenant represents and warrants to Sublandlord that Subtenant is authorized to enter into this Sublease, that the person executing this Sublease on behalf of Subtenant is properly authorized to do so, and that Subtenant is a validly existing entity authorized to do business in California. Sublandlord represents and warrants to Subtenant that Sublandlord is authorized to enter into this Sublease, that the person executing this Sublease on behalf of Sublandlord is properly authorized to do so, and that Sublandlord is a validly existing entity authorized to do business in California. Sublandlord further represents and warrants that, as of the date hereof, (a) the Primary Lease is in full force and effect, and to the knowledge of Sublandlord, no defaults or events that, with the passage of time or the giving of notice, or both, would constitute a default, exist thereunder on the part of Prime Landlord or Sublandlord, (b) except for obtaining the Prime Landlord’s consent hereto, Sublandlord has the right to grant Subtenant the rights granted in this Sublease, (c) the copy of the Primary Lease attached hereto as Exhibit B is a true, correct and complete copy of the Primary Lease and as of the date hereof, there exist no other amendments or modifications to the Primary Lease except as expressly set forth therein, (d) the expiration date under the Primary Lease is May 31, 2025. Sublandlord warrants that during the Sublease Term, Sublandlord shall, except to the extent the same is an obligation of Subtenant hereunder, comply with the Primary Lease and make all payments to Prime Landlord required thereunder (other than payments made directly by Subtenant to Prime Landlord, if any) and shall commit no default thereunder (other than a default resulting from Subtenant’s default hereunder) beyond the expiration of any applicable notice and cure periods. Sublessor shall perform all of its covenants and obligations under the Primary Lease that do not require for their performance possession of the Subleased Premises and that are not otherwise to be performed by Sublessee under this Sublease on behalf of Sublessor to the extent that Sublessor’s failure to perform would adversely affect Sublessee’s use or occupancy of the Subleased Premises. Sublessor shall not agree to any amendment or modification of the Primary Lease that adversely affects Sublessee’s occupancy of and/or access to the Subleased Premises, unless Sublessor first obtains Sublessee’s written approval of such amendment or modification.
28.Entire Agreement. This Sublease contains the entire agreement between the parties with respect to the subject matter contained herein and all prior negotiations and agreements are merged herein. In the event any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall remain unaffected.
29.Amendments and Modifications. This Sublease may not be modified or amended in any manner other than by a written agreement signed by Sublandlord and Subtenant.
30.Successors and Assigns. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.
31.Counterparts. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A manual signature on this Sublease, an image of which shall have been transmitted electronically, shall constitute an original signature for all purposes. The delivery of copies of this Sublease, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Sublease for all purposes. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Sublease shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

32.Cumulative Remedies. All rights and remedies of Sublandlord and Subtenant under this Sublease, at law and in equity are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.
33.Non-Waiver. No right or remedy under this Sublease shall be waived unless the waiver is in writing and signed by the party claimed to have made the waiver, and such waiver shall not be interpreted as a continuing waiver.

34.Interpretation. There shall be no presumption applied in the construction of this Sublease against the party that initially drafted this Sublease. Except as otherwise specified in this Sublease: (i) “includes” and “including” mean includes or including by way of illustration and not by way of limitation; (ii) “may” is permissive; (iii) references to Exhibits, Sections, or subsections are to those attached to or included in this Sublease, and all Exhibits are incorporated into this Sublease; and (iv) the section and other headings in this Sublease are for convenience only and do not limit or expand any provisions of this Sublease. Time is of the essence with respect to this Sublease.
35.Defined Terms. All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.
36.Choice of Law. This Sublease shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law rules.
37.Covenant of Quiet Enjoyment. Provided that Subtenant is not in default hereunder beyond applicable notice and cure periods, Subtenant’s quiet enjoyment of the Subleased Premises shall not be interfered with or disturbed by Sublandlord, provided, however, if the Primary Lease has been terminated for a reason other than (i) casualty or condemnation, or (ii) a default by Sublandlord in performing in obligations thereunder (excluding any default that is caused by Subtenant’s failure to perform its obligations under this Sublease) or under this Sublease (including Section 7 hereof), the termination of this Sublease as a consequence of the termination of the Primary Lease shall not constitute a breach of this covenant of quiet enjoyment.
38.Mail Delivery. Subtenant grants Sublandlord a right to: (i) continue to use the address of the Subleased Premises and receive mail at the Subleased Premises until December 31, 2022; and (ii) pick up such mail from the Subleased Premises at mutually convenient times and location agreed to by the parties until January 31, 2023. Prior to the date of this Sublease, Sublandlord has used commercially reasonable efforts to update its labeling and mail addresses.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:

ATARA BIOTHERAPEUTICS., INC.,

a Delaware corporation

By:/s/ Amar Murugan

Name: Amar Murugan

Title: SVP, General Counsel

SUBTENANT:

RIGEL PHARMACEUTICALS, INC.,

a Delaware corporation

By:/s/ Dean Schorno

Name: Dean Schorno

Title: Chief Financial Officer

EXHIBIT A DESCRIPTION OF LEASED PREMISES

Exhibit A of the Primary Lease is incorporated herein by reference.

EXHIBIT B

PRIMARY LEASE

See Attached.

SCHEDULE I EXISTING FF&E

All furniture, fixtures, and equipment located in the Subleased Premises as of the Sublease Commencement Date shall be considered Existing FF&E. However, the IT equipment listed in that separate purchase agreement mutually agreed to by the parties shall not be considered Existing FF&E.

SCHEDULE II BASE RENT TABLE

Months During Term	Monthly Base Rent
Month 1* - Month 12	$59,464.50**
Months 13 - 24	$61,248.44
Month 25 -Sublease Expiration Date	$63,085.89

*If the Sublease Commencement Date is not the first day of a calendar month, “Month 1” shall be the period from the Sublease Commencement Date through the last day of the first full calendar month thereafter.

**Subject to abatement pursuant to Section 4(a) above.

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